SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





Date of Report
(Date of earliest event reported):  September 30, 1996



                     Shenandoah Telecommunications Company
              (Exact name of registrant as specified in charter)





  Virginia                   0-9881                54-1162807
(State or other         (Commission File         (IRS Employer
jurisdiction of          Number)                 Identification
incorporation)                                    Number)




                124 South Main Street, Edinburg, Virginia 22824
                  (Address of principal executive offices)





Registrant's telephone number,
including area code: (540) 984-4141

Item 5.     Other Events

            On September 30, 1996, Shenandoah Cable Television, a wholly-owned subsidiary of Shenandoah Telecommunications Company, acquired for cash, the Shenandoah County, Virginia cable television systems of FrontierVision Operating Partners, L.P., of Denver, Colorado, for approximately $7,864,171, subject to certain post-closing adjustments. The purchase price was determined on the basis of the evaluation of the fair market value of the assets and goodwill associated with the customer base. The transaction was funded through the CoBank loan facility secured in July, 1996. The CATV systems acquired were formerly owned by C4 Media Cable and were acquired by FrontierVision as part of a larger acquisition of cable assets. The acquired